Exhibit 99.1

Fannie Mae Logo

news release

Media Hotline: 1-888-326-6694
Consumer Resource Center: 1-800-732-6643

Contact: Janis Smith
202-752-6673

Number: 4111

Date: September 21, 2007

Statement by Stephen B. Ashley
Chairman of the Fannie Mae Board of Directors
On Joe K. Pickett’s Decision Not to Stand for Re-Election

Joe Pickett brought a career’s worth of mortgage industry leadership and experience into the Fannie Mae Board room. That experience — as a mortgage banker, corporate executive, and past President of the Mortgage Banker’s Association — brought enormous value to Fannie Mae for over a decade. Joe’s deep understanding of the company and the industry were especially valuable as the company worked through the process of restatement and remediation. He will be greatly missed.

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Fannie Mae is a shareholder-owned company with a public mission. We exist to expand affordable housing and bring global capital to local communities in order to serve the U.S. housing market. Fannie Mae has a federal charter and operates in America’s secondary mortgage market to ensure that mortgage bankers and other lenders have enough funds to lend to home buyers at low rates. Our job is to help those who house America.